Exhibit 99.1

NEWS RELEASE
	Contacts:	H. Roddy Allen, CEO Integrated Electrical Services, Inc. 713-860-1500

FOR IMMEDIATE RELEASE		Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E/ 713-529-6600

INTEGRATED ELECTRICAL SERVICES

ANNOUNCES FISCAL 2004 RESULTS

Company also announces filing of

FY2004 Third Quarter Form 10-Q and FY2004 Form 10-K

HOUSTON — DECEMBER 14, 2004 — Integrated Electrical Services, Inc. (NYSE: IES) today announced results for its fiscal 2004 third quarter ended June 30, 2004, and fiscal 2004 fourth quarter and year ended September 30, 2004. A summary of recent events includes:

•	Filed 10-Q and 10-K with the SEC

•	Raised $36.0 million in convertible debt offering

•	Amended senior secured credit facility

•	Sold three business units as part of strategic realignment for $11.5 million

•	Settled recent lawsuit for $8.0 million

•	Restated fiscal years 2002, 2003 and six months ended March 31, 2004, which reduced net income by $1.7 million, $1.0 million and $3.0 million, respectively

Roddy Allen, IES’ chief executive officer, stated, “I am very pleased to be able to report IES’ financial results. The past several months have been difficult for IES as well as our investors and others interested in our success. I appreciate your patience and support as we worked through our issues.

“We were profitable for fiscal year 2004 prior to one-time charges and generated positive free cash flow from operations. Including the one-time charges IES reported a loss of $3.23 per share. We have provided a reconciliation of our financial results prior to these charges in the supplemental data section of this release.

“Our results are presented in a slightly different format in this release due to the multiple periods covered. Both our Form 10-Q for the fiscal third quarter ended June 30, 2004 and our Form 10-K for the fiscal year ended September 30, 2004 have been filed with the Securities and Exchange Commission.

“Our 2004 results were below our year ago expectations and plans; however, we have successfully worked through a number of challenging issues and can resume our focus on operations. We have implemented several procedures to address the matters at two business units, which we disclosed during the summer of 2004. Additionally, after exhaustive internal and external reviews, we determined that those matters were not widespread. However, the process of delaying our financial filings as a result of these items was very time consuming and distracting from our operations. The process included having to obtain waivers from our credit facility participants and bondholders, as well as spending considerable additional time and expense for the audit and internal review processes. The effects of these distractions are reflected in our 2004 fourth quarter results.

“During the last several months, we have been working to provide IES with a fresh start in several respects. As a result of our previously announced strategic review process, a number of commercial / industrial business units will be divested. We assessed our business units based on consistency of profitability; return on capital, including capital employed for bonding; construction spending and growth trends; and management strength. The star performers continue to be our units that perform residential work. This segment reported another record breaking year in terms of profits, growth and capital efficiency, with $310 million in revenue and nearly $60 million in gross profit.

“As a result of our strategic review, we now view our business units in three broad categories: Core, Under Review and Planned Divestitures. We have added a table later in this release that summarizes the results of these units for 2003 and 2004. The Core units, which include our residential units, form a solid operating group that produced 2004 revenues of $830.8 million and operating income of $44.8 million. The units Under Review are businesses that are still being evaluated and we may elect to dispose of some of these when that evaluation is complete. These units produced 2004 revenues of $357.2 million and operating income of $12.4 million. The Planned Divestiture group, disclosed in an October 28, 2004 press release, produced $289.9 million in 2004 revenues and lost $13.5 million from operations. We have already sold three of the Planned Divestiture units for total cash consideration of $11.5 million. Additionally, we improved our liquidity with the recent $36 million senior convertible notes issuance, successfully amended our senior secured credit facility, and are in compliance with all of our covenant requirements,” added Allen.

FULL YEAR RESULTS

(dollars in millions except per share data)	2004	2003
Revenues	$1,424.1	$1,447.8
Income (loss) from operations	$(84.8)	$52.8
Net income	$(124.9)	$19.4
Earnings per share
Basic	$(3.23)	$0.50
Diluted	$(3.23)	$0.50

Revenues for 2004 were $1,424.1 million, or 1.6% below prior year revenues of $1,447.8 million. Gross profits for 2004 fell by $32.5 million or 15.7%, from $206.4 million in 2003 to $173.9 million in 2004, due to a reduction in commercial and industrial revenues and increases in commodity prices, which affected our longer term projects where the company was not able to recover these added costs. Selling, general and administrative expenses for 2004 were $158.9 million, including a charge for litigation settlement of $8.0 million, compared to $153.7 million in 2003. Income from operations for 2004, including a goodwill impairment charge of $99.8 million and the litigation settlement charge, was a loss of $84.8 million, compared to income of $52.8 million in 2003.

Fiscal 2004 segment revenues for commercial/industrial were $1,114.1 million compared to $1,171.6 million in fiscal 2003. Residential revenues for fiscal 2004 were $310.0 million compared to $276.2 million in fiscal 2003. Gross profits from the commercial/industrial segment of $114.1 million were adversely affected by higher job costs compared to 2003, primarily associated with the business units that the company plans to divest as well as increases in commodity prices that IES were not able to recover from its customers. IES’ residential segment gross profits of $59.8 million were over 19% of segment revenues and exceeded the prior year segment gross profits by $1.8 million. Segment results are summarized in the following table:

(dollars in millions)

2004 Fiscal Year	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$1,114.1	$310.0	—	$1,424.1
Gross profit	114.1	59.8	—	173.9
Income (loss) from operations	(85.6)	25.9	(25.1)	(84.8)
Adjusted EBITDA(1)	32.1	27.1	(22.6)	36.6

2003 Fiscal Year	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$1,171.6	$276.2	—	$1,447.8
Gross profit	148.4	58.0	—	206.4
Income (loss) from operations	47.3	24.9	(19.4)	52.8
Adjusted EBITDA(1)	58.8	26.0	(15.7)	69.1

(1)	Adjusted EBITDA is defined as the sum of Net Income, Interest Expense, Taxes, Depreciation, Amortization (including Goodwill impairment as per FASB 142), and the settlement of a previously disclosed lawsuit. A reconciliation of adjusted EBITDA (a non-GAAP measure) to net income, as well as an explanation on its relative importance are shown later in this release.

FOURTH QUARTER RESULTS – 9/30/04

(dollars in millions except per share data)	2004	2003
Revenues	$356.9	$380.9
Income (loss) from operations	$(111.6)	$13.3
Net income	$(134.4)	$7.3
Earnings per share
Basic	$(3.46)	$0.19
Diluted	$(3.46)	$0.19

Revenues for the fourth quarter of 2004 were $356.9 million, down 6.3% from $380.9 million in 2003. The decline is primarily due to weaker performance in the commercial and industrial segment. Gross profit was $37.2 million in the fiscal fourth quarter of 2004 versus $52.7 million in 2003. This decline was a result of poor performance during 2004 of the units to be divested, reduced revenues in the commercial and industrial segment, as well as the continued effects of the increase in commodity prices experienced in the second and third fiscal quarter that we were unable to recover from our customers. Additionally, the recent internal and external reviews distracted the remaining business units, resulting in lower earnings compared to the prior year quarter. Income from operations, including the goodwill impairment and the settlement of the previously disclosed lawsuit, was a loss of $111.6 million in 2004 compared to income of $13.3 million in the year ago quarter.

Fourth quarter segment revenues for commercial/industrial were $275.4 million in fiscal 2004 compared to $309.7 million in fiscal 2003. Residential revenues for the fourth quarter of fiscal 2004 were $81.5 million compared to $71.1 million in fiscal 2003. Gross profits from the commercial/industrial segment were adversely affected by higher job costs, primarily associated with the business units that the company plans to divest. IES’ residential segment gross profits were nearly 19% of segment revenues and exceeded the prior year quarter by $1.4 million. Segment results are summarized in the following table:

(dollars in millions)

2004 4th Quarter	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$275.4	$81.5	—	$356.9
Gross profit	21.8	15.4	—	37.2
Income (loss) from operations	(110.4)	7.0	(8.2)	(111.6)
Adjusted EBITDA(1)	(0.2)	7.3	(7.5)	(0.3)

2003 4th Quarter	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$309.7	$71.1	—	$380.9
Gross profit	38.7	14.0	—	52.7
Income (loss) from operations	12.9	5.9	(5.4)	13.3
Adjusted EBITDA(1)	15.8	6.1	(3.1)	18.7

(1)	Adjusted EBITDA is defined as the sum of Net Income, Interest Expense, Taxes, Depreciation, Amortization (including Goodwill impairment as per FASB 142), and the settlement of a previously disclosed lawsuit. A reconciliation of adjusted EBITDA (a non-GAAP measure) to net income, as well as an explanation on its relative importance are shown later in this release.

THIRD QUARTER RESULTS – 6/30/04

(dollars in millions except per share data)	2004	2003
Revenues	$367.0	$375.3
Income from operations	$4.3	$15.2
Net Income	$0.7	$5.3
Earnings per share
Basic:	$0.02	$0.14
Diluted	$0.02	$0.13

Revenues for the third quarter of fiscal 2004 were $367.0 million compared to revenues of $375.3 million for the third quarter a year ago. Gross profit was $42.8 million in the fiscal third quarter of 2004 versus $53.4 million in 2003. Operating income for the third quarter of fiscal 2004 was $4.3 million versus income of $15.2 million in the same quarter of fiscal 2003. The negative variance is due in part to the previously disclosed charges at two business units, as well as the continued volatility in copper, steel and gasoline prices, which negatively impacted third quarter results by approximately $3.4 million.

Third quarter segment revenues for the commercial/industrial segment were $280.2 million in fiscal 2004 compared to $305.6 million in fiscal 2003. Residential revenues for the third quarter of fiscal 2004 were $83.1 million compared to $69.7 million in fiscal 2003. Segment results are summarized in the following table:

(dollars in millions)

2004 3rd Quarter	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$283.9	$83.1	—	$367.0
Gross profit	28.3	14.5	—	42.8
Income from operations	4.9	5.8	(6.4)	4.3
Adjusted EBITDA(1)	7.3	6.1	(5.8)	7.6

2003 3rd Quarter	Commercial/ Industrial	Residential	Corporate	Total
Revenues	$305.6	$69.7	—	$375.3
Gross profit	38.6	14.8	—	53.4
Income from operations	13.5	6.7	(5.0)	15.2
Adjusted EBITDA(1)	16.1	7.1	(4.4)	18.8

(1)	Adjusted EBITDA is defined as the sum of Net Income, Interest Expense, Taxes, Depreciation, Amortization (including Goodwill impairment as per FASB 142), and the settlement of a previously disclosed lawsuit. A reconciliation of adjusted EBITDA (a non-GAAP measure) to net income, as well as an explanation on its relative importance are shown later in this release.

BACKLOG AND BONDING

IES’ backlog was $662 million as of September 30, 2004, $46 million less than the year ago backlog due to a decrease in work that requires surety bonding. The amount of work in backlog that doesn’t require surety bonding increased year over year by approximately 3%. During 2004, IES has completed several large projects that were included in last year’s backlog that have not been replaced with similar sized projects. Additionally, as a result of having fewer larger and longer-term jobs, the average size and duration of IES’ projects have decreased slightly. Bonded projects represented approximately 34% of the September 30, 2004 backlog compared to 40% last year.

IES has issued performance bonds totaling approximately $62 million during the last 120 days, including $2.3 million in new bonds that did not require additional surety collateral. The fourth amendment to the company’s senior secured credit agreement permits the company, under certain conditions, to utilize the bonded accounts receivables, which were approximately $53 million as of October 31, 2004, for the purpose of obtaining new surety bonds with its current or new surety providers. IES is encouraged by this development and believes that additional surety bond capacity may be possible as a result.

CASH FLOW, DEBT AND LIQUIDITY

The company generated cash flow from operations of $6.3 million for the fiscal year ended 2004 versus $39.3 million in fiscal 2003. The shortfall in operating cash flows is due to poor performance of units that are in the Planned Divestiture group; posting cash collateral with its surety provider; and legal and accounting costs and expenses related to addressing the previously discussed matters at two business units and obtaining required waivers and amendments from its lenders.

As of September 30, 2004, total debt was $230.8 million, excluding $25.8 million in outstanding letters of credit which are compared to the prior year of $248.1 million, excluding $27.4 million in letters of credit, subject to a reimbursement obligation of IES if they are drawn. As of December 14, 2004, IES’ total debt was $241.2 million, excluding letters of credit. Cash and availability on its revolving credit line totaled $76.0 million.

Additionally, IES has posted with its surety provider cash collateral of $17.5 million which is subject to refund to IES as long as IES’ surety does not incur costs associated with such bonded projects.

Interest expense for 2004 was $23.2 million, or $2.6 million less than the prior year, mainly as a result of a reduction in subordinated debt during 2004.

RESTATEMENT OF PRIOR PERIODS

During the fiscal year ended September 30, 2004, the Company determined that the recognition of revenue and costs on certain of its long-term construction contracts accounted for under the percentage-of-completion method of accounting and that the accounting for one of its investments warranted revision to the reported results for the six months ended March 31, 2004 and the years ended September 30, 2002 and 2003.

The revisions to the recognition of revenues and costs on certain construction contracts relate to errors in recording revenues associated with change orders, costs charged to certain contracts, and the estimates of costs to complete on certain contracts. Additionally, the Company determined that one of its investments that was previously accounted for under the cost method of accounting for investments beginning in the year ended September 30, 2002 should have been accounted for under the equity method of accounting for investments. The equity method of accounting for investments requires investors to record their proportionate share of the investees’ profits and losses into their financial statements. The cost method of accounting for investments does not require this treatment. The net effect on net income as a result of these restatements is a $3.0 million reduction for the six months ended March 31, 2004; a $1.0 million reduction for fiscal 2003; and a $1.7 million reduction for fiscal 2002. Included in the above restatement amounts are reductions in net income related to the investment that should have been accounted for under the equity method of accounting for investments of $0.3 million for the six months ended March 31, 2004; $0.5 million for fiscal 2003; and $1.1 million for fiscal 2002. The total effects of all revisions to reported results for the six months ended March 31, 2004 and the years ended September 30, 2003 and 2002 are reflected in the tables that follow later in this press release.

GOODWILL IMPAIRMENT

Effective October 1, 2001, the company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Upon adoption in fiscal 2002, the company recognized a charge of $283.3 million and has performed impairment tests in accordance with SFAS No. 142 each year thereafter. During 2004, the Company performed impairment tests as required by SFAS No. 142 and determined that the carrying value of goodwill had been impaired and required adjustment. The amount of the adjustment was approximately $99.8 million.

OUTLOOK

IES is not providing specific financial guidance for its current fiscal year or any of the upcoming quarters, including the first fiscal quarter. Other sources of information may exist in the public domain related to various third party forecasts of 2005 commercial and residential construction spending levels. Actual 2005 construction spending in IES’ markets will impact our future results.

IES plans to complete its previously announced divestiture program during 2005 and reduce debt with the net sales proceeds. Management expects that SG&A spending will be reduced as these units are sold and the professional costs and expenses associated with recent events diminish. Furthermore, IES will work to improve its operating results with a renewed focus on bidding and estimating disciplines, project pricing, cost controls, regular monitoring of projects and execution.

SUPPLEMENTAL FINANCIAL DATA

Management believes that the following additional information may be helpful to assist in analyzing the company’s results:

(dollars in millions)

2004 Fiscal Year	Core	Under Review	Planned Divestitures	Total
Revenues	$830.8	$357.2	$289.9	$1,477.9
Gross profit	113.3	36.5	15.1	164.9
Income (loss) from operations	44.8	12.4	(13.5)	43.7
Adjusted EBITDA(1)	50.8	15.3	(12.1)	54.0

2003 Fiscal Year	Core	Under Review	Planned Divestitures	Total
Revenues	$797.4	$366.7	$321.6	$1,485.7
Gross profit	124.8	48.0	32.1	204.9
Income from operations	54.8	20.3	1.1	76.2
Adjusted EBITDA(1)	61.5	23.6	4.4	89.5

2004 4th Quarter	Core	Under Review	Planned Divestitures	Total
Revenues	$211.6	$87.4	$71.4	$370.4
Gross profit	24.4	7.0	2.8	34.2
Income (loss) from operations	7.4	0.9	(3.7)	4.6
Adjusted EBITDA(1)	8.6	1.6	(4.0)	6.2

2003 4th Quarter	Core	Under Review	Planned Divestitures	Total
Revenues	$214.8	$97.1	$81.3	$393.2
Gross profit	31.9	12.4	9.1	53.4
Income from operations	13.9	5.7	1.0	20.6
Adjusted EBITDA(1)	15.6	6.6	1.7	23.9

2004 3rd Quarter	Core	Under Review	Planned Divestitures	Total
Revenues	$218.8	$91.4	$67.5	$377.7
Gross profit	29.0	8.9	(2.0)	35.9
Income (loss) from operations	12.6	3.2	(10.5)	5.3
Adjusted EBITDA(1)	14.1	4.0	(9.9)	8.2

2003 3rd Quarter	Core	Under Review	Planned Divestitures	Total
Revenues	$210.4	$100.0	$74.9	$385.3
Gross profit	34.1	13.1	5.9	53.1
Income (loss) from operations	16.2	6.2	(1.1)	21.3
Adjusted EBITDA(1)	17.9	6.9	(0.5)	24.3

Note: In the tables above, Corporate expenses, as well as intercompany eliminations and allocations are excluded for the purpose of comparability.

OTHER SUPPLEMENTAL DATA

(dollars in millions)	Full Year	4th Qtr	3rd Qtr	Prior Qtrs
Goodwill Impairment	$99.8	$99.8	$0.0	$0.0

Litigation Settlement	8.0	8.0	0.0	0.0

Adjustments related to the two business units discussed above, included in:
- Gross Margin	5.5	0.0	0.7	4.8
- SG&A	0.2	0.0	0.2	0.0

Additional legal and professional costs and expenses	2.9	2.9	0.0	0.0

Depreciation	13.6	3.5	3.3	N/A

Business Units Sold:

(dollars in millions)	Full Year	4th Qtr	3rd Qtr
Revenues	$57.6	$12.5	$14.5
Income (loss) from Operations	1.1	(0.3)	(0.5)
Depreciation	0.4	0.1	0.1
Cash Proceeds	11.5	N/A	N/A

Adjusted EBITDA Reconciliation

IES has disclosed in this press release EBITDA amounts that are non-GAAP financial measures. Management believes EBITDA provides useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so IES’ computations may not be comparable to other companies. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. A reconciliation of EBITDA to net income is found in the tables below.

(dollars in millions)

Full Year	2004	2003
Net income	$(124.9)	$19.4
Interest expense	23.2	25.7
Provisions for income taxes	11.1	7.6
Depreciation	13.6	16.3
Goodwill impairment	99.8	0.0
Litigation settlement	8.0	0.0
Loss on purchase of sub debt	5.2	0.0
Other expenses	0.7	0.0

Adjusted EBITDA	36.6	69.1

4th Quarter	2004	2003
Net income	$(134.4)	$7.3
Interest expense	5.2	6.5
Provisions for income taxes	17.2	0.0
Depreciation	3.5	5.4
Goodwill impairment	99.8	0.0
Litigation settlement	8.0	0.0
Other expenses	0.3	(0.5)

Adjusted EBITDA	(0.3)	18.7

3rd Quarter	2004	2003
Net income	$0.7	$5.3
Interest expense	5.0	6.4
Provisions for income taxes	(1.4)	3.3
Depreciation	3.3	3.6
Other expenses	0.0	0.2

Adjusted EBITDA	7.6	18.8

CONFERENCE CALL

Integrated Electrical Services has scheduled a conference call for Wednesday, December 15, 2004 at 9:00 a.m. eastern time. To participate in the conference call, dial (303) 262-2130 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 22, 2004. To access the replay, dial (303) 590-3000 using a pass code of 11017223.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company’s accounting systems that have been identified to the Company by its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with our surety bonding company to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, inability to fulfill the terms of the required paydown under the credit facility, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. You should understand that the foregoing important factors, in addition to those discussed elsewhere in this document, including those under the heading “Risk Factors,” could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. The foregoing and other factors are discussed and should be reviewed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2004

- tables to follow -

INTEGRATED ELECTRICAL SERVICES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(AUDITED & RESTATED)

	Three Months Ended September 30,		Year Ended September 30,
	2003	2004	2003	2004
Revenues	$380,876	$356,890	$1,447,763	$1,424,100
Cost of services (including depreciation)	328,149	319,706	1,241,330	1,230,170

Gross profit	52,727	37,184	206,433	173,930
Selling, general and administrative expenses	39,379	49,035	153,651	158,906
Goodwill Impairment	—	99,798	—	99,798

Income (loss) from operations	13,348	(111,649)	52,782	(84,774)
Other (income)/expense:
Interest expense	6,548	5,221	25,744	23,187
Gain on sale of assets	(166)	683	38	680
Other, net	(347)	(1,020)	(14)	5,139

	6,035	5,558	25,768	29,006

Income before income taxes	7,313	(117,207)	27,014	(113,780)
Provision for income taxes	(23)	17,159	7,577	11,084

Net income (loss)	$7,336	$(134,366)	$19,437	$(124,864)

Earnings per share:
Basic	$0.19	$(3.48)	$0.50	$(3.23)

Diluted	$0.19	$(3.48)	$0.50	$(3.23)

Shares used in the computation of earnings (loss) per share:
Basic	39,063	38,610	39,063	38,610

Diluted	39,225	38,610	39,225	38,610

Reconciliation of GAAP to EBIT and EBITDA
Net income (loss)	$7,336	$(134,366)	$19,437	$(124,864)
Provision for income taxes	(23)	17,159	7,577	11,084
Interest expense	6,548	5,221	25,744	23,187

EBIT	$13,861	$(111,986)	$52,758	$(90,593)
Depreciation expense	5,384	3,294	16,315	13,354

EBITDA	$19,245	$(108,892)	$69,073	$(77,239)

Selected Balance Sheet Data:

	09/30/03	09/30/04

Cash and Cash Equivalents	$40,201	$22,232
Working Capital	255,760	189,242
Goodwill, net	197,884	98,086
Total Assets	714,487	580,933
Total Debt	248,378	216,281
Total Stockholders’ Equity	264,907	143,168

Selected Cash Flow Data:

	Three Months Ended		Year Ended
	09/30/03	09/30/04	09/30/03	09/30/04

Cash provided (used )by operating activities	$3,404	$(3,116)	$39,303	$6,304
Cash provided (used ) in investing activities	(202)	(2,553)	(7,858)	(6,998)
Cash provided (used ) in financing activities	(3,343)	(14,591)	(24,023)	(17,275)

INTEGRATED ELECTRICAL SERVICES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2004	2003	2004
Revenues	$375,303	$367,009	$1,066,887	$1,067,210
Cost of services (including depreciation)	321,930	324,213	913,181	930,464

Gross profit	53,373	42,795	153,706	136,746
Selling, general and administrative expenses	38,193	38,511	114,272	109,871

Income from operations	15,180	4,,284	39,434	26,875
Other (income)/expense:
Interest expense	6,397	4,951	19,196	17,966
Gain on sale of assets	234	(150)	204	(3)
Other, net	(14)	188	333	5,485

	6,617	4,989	19,733	23,448

Income before income taxes	8,563	(705)	19,701	3,427
Provision for income taxes	3,303	(1,445)	7,600	(6,075)

Net income	$5,260	$740	$12,101	$9,502

Earnings per share:
Basic	$0.14	$0.02	$0.31	$0.25

Diluted	$0.13	$0.02	$0.31	$0.24

Shares used in the computation of earnings (loss) per share:
Basic	38,789	38,610	39,189	38,610

Diluted	39,162	39,432	39,297	39,172

Reconciliation of GAAP to EBIT and EBITDA
Net income (loss)	$5,260	$740	$12,101	$9,502
Provision for income taxes	3,303	(1,445)	7,600	(6,075)
Interest expense	6,397	4,951	19,196	17,966

EBIT	$14,960	$4,246	$38,897	$21,393
Depreciation expense	3,590	3,294	10,931	10,026

EBITDA	$18,550	$7,540	$49,828	$31,419

Selected Balance Sheet Data:

	09/30/03	06/30/04
	(audited) & (restated)	(unaudited)

Cash and Cash Equivalents	$40,201	$13,290
Working Capital	255,760	215,081
Goodwill, net	197,884	197,884
Total Assets	714,487	709,025
Total Debt	248,378	208,426
Total Stockholders’ Equity	264,907	276,681

Selected Cash Flow Data:

	Three Months Ended		Nine Months Ended
	06/30/03	06/30/04	06/30/03	06/30/04

Cash provided by operating activities	$17,929	$2,396	$35,899	$9,420
Cash used in investing activities	(1,595)	(1,304)	(7,656)	(4,445)
Cash used in financing activities	(2,122)	(6,845)	(20,680)	(31,866)

Statement of Operations Data:

	Six Months Ended March 31, 2004 (Unaudited)
	As Reported	Contract Adjustments	Investment Adjustments	As Restated

Revenues	$703,692	$(3,491)	$—	$700,201

Cost of services	605,196	1,057	—	606,253

Gross profit	98,496	(4,548)		93,948
Selling, general and administrative expenses	71,359	—	—	71,359

Income (loss) from operations	27,137	(4,548)	—	22,589
Interest and other expense, net	18,027		432	18,459

Income (loss) before income taxes and cumulative effect of change in accounting principle	9,110	(4,548)	(432)	4,130
Benefit for income taxes	(2,664)	(1,796)	(171)	(4,631)

Net income (loss)	$11,774	$(2,752)	$(261)	$8,761

Basic earnings (loss) per share	$0.31	$(0.08)	$(0.01)	$0.23

Diluted earnings (loss) per share	$0.30	$(0.08)	$(0.01)	$0.22

Consolidated Balance Sheet (Unaudited)

	March 31, 2004
	As Reported	Contract Adjustments		Investment Adjustments		As Restated
Assets:

Cash and cash equivalents	$19,043		$—		$—	$19,043

Accounts receivable (net)	296,353		—		—	296,353
Cost and estimated earnings in excess of Billings on uncompleted contracts	52,601		(3,379)			49,222
Inventories	23,817		—			23,817
Prepaid expenses and other current Assets	26,526		—		—	26,526
Property and equipment, net	48,734		—		—	48,734
Goodwill, net	197,884		—		—	197,884
Other noncurrent assets, net	31,530		1,846		(1,848)	31,528

Total assets	$696,488		$(1,533)		$(1,848)	$693,107

Liabilities:

Current maturities of long-term debt	$7,286	$		$		$7,286
Accounts payable and accrued expenses	121,748		1,057			122,805
Billings in excess of cost and estimated Earnings on uncompleted contracts	37,095		1,871			38,966
Long-term debt, net of current maturities	42,967					42,967
Senior subordinated notes	173,244					173,244
Other noncurrent liabilities	33,081		(647)			32,434

Total liabilities	$415,421		$2,281	$		$417,702
Stockholders’ equity	281,067		(3,814)		(1,848)	275,405

Total liabilities and stockholders’ equity	$696,488		$(1,533)		$(1,848)	$693,107

	Year Ended September 30, 2003
	As Reported	Contract Adjustments	Investment Adjustments		As Restated
Statement of Operations Data:

Revenues	$1,448,553	$(790)	$		$1,447,763

Cost of services	1,241,330				1,241,330

Gross profit	207,223	(790)			206,433
Selling, general and administrative expenses	153,651				153,651

Income (loss) from operations	53,572	(790)			52,782
Interest and other expense, net	(24,963)			(805)	(25,768)

Income (loss) before income taxes and cumulative effect of change in accounting principle	28,609	(790)		(805)	27,014
Provision (benefit) for income taxes	8,179	(314)		(288)	7,577

Net income (loss)	$20,430	$(476)		$(517)	$19,437

Basic earnings (loss) per share	$0.52	$(0.01)		$(0.01)	$0.50

Diluted earnings (loss) per share	$0.52	$(0.01)		$(0.01)	$0.50

Consolidated Balance Sheet

	September 30, 2003
	As Reported	Contract Adjustments		Investment Adjustments		As Restated
Assets:

Cash and cash equivalents	$40,201	$		$		$40,201

Accounts receivable (net)	314,474					314,474
Cost and estimated earnings in excess of Billings on uncompleted contracts	48,256		(1,257)			46,999
Inventories	20,473					20,473
Prepaid expenses and other current Assets	14,427					14,427
Property and equipment, net	52,697					52,697
Goodwill, net	197,884					197,884
Other noncurrent assets, net	28,870		50		(1,588)	27,332

Total assets	$717,282		$(1,207)		$(1,588)	$714,487

Liabilities:

Current maturities of long-term debt	$256	$		$		$256
Accounts payable and accrued expenses.	138,143					138,143
Billings in excess of cost and estimated Earnings on uncompleted contracts	41,913		502			42,415
Long-term debt, net of current maturities	195					195
Senior subordinated notes	247,927					247,927
Other noncurrent liabilities	21,291		(647)			20,644

Total liabilities	$449,725		$(145)	$		$449,580
Stockholders’ equity	267,557		(1,062))		(1,588)	264,907

Total liabilities and stockholders’ equity	$717,282		$(1,207)		$(1,588)	$714,487

	Year Ended September 30, 2002
	As Reported	Contract Adjustments		Investment Adjustments		As Restated
Statement of Operations Data:

Revenues	$1,475,430		$(969)	$		$1,474,461

Cost of services	1,253,844		(813)			1,253,031

Gross profit	221,586		(156)			221,430
Selling, general and administrative expenses	174,184		813			174,997
Restructuring charges	5,556		—			5,556

Income (loss) from operations	41,846		(969)			40,877
Interest and other expense, net	(25,738)		—		(1,667)	(27,405)

Income (loss) before income taxes and cumulative effect of change in accounting principle	$16,108		$(969)		$(1,667)	$13,472
Provision (benefit) for income taxes	6,175		(383)		(596)	5,196
Cumulative effect of change in accounting principle, net of tax	(283,284)		—		—	(283,484)

Net income (loss)	$(273,351)		$(586)		$(1,071)	$(275,008)

Basic earnings (loss) per share:
Basic earnings (loss) per share before cumulative effect of change in accounting principle	$0.25		$(0.01)		$(0.03)	$0.21

Cumulative effect of change in accounting principle	$(7.11)			$		$(7.11)

Basic earnings (loss) per share	$(6.86)		$(0.01)		$(0.03)	$(6.90)

Diluted earnings (loss) per share:

Diluted earnings (loss) per share before cumulative effect of change in accounting principle	$0.25		$(0.01)		$(0.03)	$0.21

Cumulative effect of change in accounting principle	$(7.11)	$		$		$(7.11)

Diluted earnings (loss) per share	$(6.86)		$(0.01)		$(0.03)	$(6.90)